Exhibit 99.1

Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS FOURTH QUARTER
AND YEAR-END 2015 FINANCIAL RESULTS
- Achieves record net sales and EPS in the fourth quarter 2015 -
SANTA ANA, CA – February 18, 2016 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2015.
Paul Arling, UEI's Chairman and CEO, stated, "Our record fourth quarter 2015 sales and earnings results demonstrate the solid performance across our core business. Subscription broadcasting sales were particularly strong as the transition to more advanced remote control products and technologies continues. Looking ahead into 2016, the introduction of higher-end platforms will continue to ramp as our customers rollout new products throughout the year. In addition, we expect to further benefit from this trend as customers in regions around the world adopt more advanced features and devices.
"We continue to be very excited about our acquisition of Ecolink Intelligent Technology in August 2015 and remain on track with the integration. To take advantage of the opportunity in the emerging smart home market, we expect to introduce a variety of wireless security, sensing and home automation products and services with our industry partners throughout 2016," concluded Arling.
Adjusted Pro Forma Financial Results for the Three Months Ended December 31: 2015 Compared to 2014

•	Net sales were $162.1 million, compared to $138.4 million.

•	Business Category revenue was $145.4 million, compared to $120.7 million. The Business Category contributed 89.7% of total net sales, compared to 87.2%.

•	Consumer Category revenue was $16.7 million, compared to $17.7 million. The Consumer Category contributed 10.3% of total net sales, compared to 12.8%.

•	Gross margins were 28.8%, compared to 30.3%.

•	Operating expenses were $31.4 million, compared to $29.1 million.

•	Operating income was $15.2 million, compared to $12.8 million.

•	Net income was $13.4 million, or $0.91 per diluted share, compared to $11.3 million, or $0.70 per diluted share.

•	At December 31, 2015, cash and cash equivalents were $53.0 million.
Adjusted Pro Forma Financial Results for the Twelve Months Ended December 31: 2015 Compared to 2014

•	Net sales were $602.8 million, compared to $562.3 million.

•	Gross margins were 27.9%, compared to 29.8%.

•	Operating expenses were $112.9 million, compared to $115.3 million.

•	Operating income was $55.0 million, compared to $52.5 million.

•	Net income was $43.3 million, or $2.79 per diluted share, compared to $41.1 million, or $2.55 per diluted share.
Financial Outlook
Bryan Hackworth, UEI’s CFO, stated, "In comparing the first quarters of 2016 and 2015, it is important to note the year-ago period reflected a higher level of royalty income. However, as we have a number of new customers transitioning to advanced platforms throughout 2016, both in the U.S. as well as in Europe, and as we begin shipping home security products to new customers in the second quarter, we expect to see continued growth in earnings."
For the first quarter of 2016, the company expects net sales to range between $153.0 million and $161.0 million, compared to $132.7 million in the first quarter of 2015. Adjusted pro forma earnings per diluted share for the first quarter of 2016 are expected to range from $0.46 to $0.54, compared to adjusted pro forma earnings per diluted share of $0.46 in the first quarter of 2015.

Conference Call Information
UEI’s management team will hold a conference call today, Thursday, February 18, 2016 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and the full year 2015 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414 and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 45191957. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 45191957.
Use of Non-GAAP Financial Metrics
Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The Non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding cost of goods sold and depreciation expense related to the increase in inventories and fixed assets from cost to fair market value resulting from acquisitions. Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired, employee related restructuring costs, stock-based compensation expense, changes in contingent consideration related to the acquisition of the net assets of Ecolink Intelligent Technology, Inc., a court ordered award to a defendant in a lawsuit for a portion of its legal fees and acquisition related expenses. Non-GAAP net income is defined as net income from operations excluding the aforementioned items and the related tax effects as well as adjustments to certain deferred tax assets and liabilities resulting from tax law changes. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the worldwide leader in sensing and control technologies for the smart home. For more information, please visit www.uei.com/about.
Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the company’s ability to maintain and build its relationships with key customers; the company’s ability to anticipate the needs and wants of its customers and timely develop and deliver products that will meet those needs and wants; the significant percentage of our revenues attributable to a limited number of customers, the timing of new product rollout orders from the company’s customers as anticipated by management; the continued trend of the home entertainment industry in providing consumers with more advanced technologies; the successful integration of the Ecolink assets and business lines; the timely development, delivery and market acceptance of products and technologies such as home security, home automation, wireless sensors and other technologies identified in this release; management's ability to manage its business to achieve its revenue and earnings as guided; the continued ability to identify and execute on opportunities that maximize stockholder value, including the effects repurchasing the company’s shares have on the company’s stock value; and the other factors described in the company's filings with the U.S. Securities and Exchange Commission. The actual results the company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$52,966	$112,521
Restricted cash	4,623	—
Accounts receivable, net	121,801	97,989
Inventories, net	122,366	97,474
Prepaid expenses and other current assets	6,217	6,856
Income tax receivable	55	77
Deferred income taxes	7,296	5,048
Total current assets	315,324	319,965
Property, plant, and equipment, net	90,015	76,135
Goodwill	43,116	30,739
Intangible assets, net	32,926	24,614
Deferred income taxes	8,474	6,146
Other assets	5,365	5,471
Total assets	$495,220	$463,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93,843	$69,991
Line of credit	50,000	—
Accrued compensation	37,452	40,656
Accrued sales discounts, rebates and royalties	7,618	8,097
Accrued income taxes	4,745	4,263
Other accrued expenses	21,466	13,358
Total current liabilities	215,124	136,365
Long-term liabilities:
Long-term contingent consideration	11,751	—
Deferred income taxes	7,891	8,456
Income tax payable	629	566
Other long-term liabilities	1,917	2,062
Total liabilities	237,312	147,449
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 23,176,277 and 22,909,884 shares issued on December 31, 2015 and 2014, respectively	232	229
Paid-in capital	228,269	214,710
Treasury stock, at cost, 8,824,768 and 7,008,475 shares on December 31, 2015 and 2014, respectively	(210,333)	(120,938)
Accumulated other comprehensive income (loss)	(15,799)	(4,446)
Retained earnings	255,240	226,066
Universal Electronics Inc. stockholders' equity	257,609	315,621
Noncontrolling interest	299	—
Total stockholders’ equity	257,908	315,621
Total liabilities and stockholders’ equity	$495,220	$463,070

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$162,110	$138,389	$602,833	$562,329
Cost of sales	115,859	96,708	436,084	395,429
Gross profit	46,251	41,681	166,749	166,900
Research and development expenses	5,477	4,369	18,141	16,975
Selling, general and administrative expenses	30,391	27,481	112,689	108,645
Operating income	10,383	9,831	35,919	41,280
Interest income (expense), net	(135)	32	63	11
Other income (expense), net	265	498	(7)	(840)
Income before provision for income taxes	10,513	10,361	35,975	40,451
Provision for income taxes	1,178	1,459	6,802	7,917
Net income	9,335	8,902	29,173	32,534
Net income (loss) attributable to noncontrolling interest	(4)	—	(1)	—
Net income attributable to Universal Electronics Inc.	$9,339	$8,902	$29,174	$32,534

Earnings per share attributable to Universal Electronics Inc.:
Basic	$0.65	$0.56	$1.91	$2.06
Diluted	$0.64	$0.55	$1.88	$2.01
Shares used in computing earnings per share:
Basic	14,404	15,831	15,248	15,781
Diluted	14,682	16,204	15,542	16,152

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2015	2014
Cash provided by operating activities:
Net income	$29,173	$32,534
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,452	18,244
Provision for doubtful accounts	299	249
Provision for inventory write-downs	3,382	3,473
Deferred income taxes	(5,348)	(538)
Tax benefit from exercise of stock options and vested restricted stock	3,069	—
Excess tax benefit from stock-based compensation	(2,619)	—
Shares issued for employee benefit plan	867	847
Stock-based compensation	7,913	6,444
Changes in operating assets and liabilities:
Restricted cash	(4,623)	—
Accounts receivable	(29,406)	(7,966)
Inventories	(31,877)	(8,161)
Prepaid expenses and other assets	774	(2,803)
Accounts payable and accrued expenses	33,309	19,964
Accrued income taxes	729	1,186
Net cash provided by operating activities	26,094	63,473
Cash used for investing activities:
Acquisition of net assets of Ecolink Intelligent Technology, Inc., net of cash acquired	(12,265)	—
Acquisition of property, plant, and equipment	(32,989)	(16,566)
Acquisition of intangible assets	(2,395)	(1,853)
Net cash used for investing activities	(47,649)	(18,419)
Cash provided by (used for) financing activities:
Borrowings under line of credit	84,500	—
Repayments on line of credit	(34,500)	—
Proceeds from stock options exercised	1,712	8,122
Treasury stock purchased	(89,395)	(16,168)
Distribution to noncontrolling interest	(78)	—
Excess tax benefit from stock-based compensation	2,619	—
Net cash provided by (used for) financing activities	(35,142)	(8,046)
Effect of exchange rate changes on cash	(2,858)	(661)
Net increase (decrease) in cash and cash equivalents	(59,555)	36,347
Cash and cash equivalents at beginning of year	112,521	76,174
Cash and cash equivalents at end of period	$52,966	$112,521

Supplemental cash flow information:
Income taxes paid	$7,793	$7,178
Interest paid	$255	$—

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31, 2015			Three months ended December 31, 2014
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$162,110	$—	$162,110	$138,389	$—	$138,389
Cost of sales (1)	115,859	(378)	115,481	96,708	(239)	96,469
Gross profit	46,251	378	46,629	41,681	239	41,920
Research and development expenses (2)	5,477	(123)	5,354	4,369	(62)	4,307
Selling, general and administrative expenses (3)	30,391	(4,353)	26,038	27,481	(2,715)	24,766
Operating income	10,383	4,854	15,237	9,831	3,016	12,847
Interest income (expense), net	(135)	—	(135)	32	—	32
Other income (expense), net	265	—	265	498	—	498
Income before provision for income taxes	10,513	4,854	15,367	10,361	3,016	13,377
Provision for income taxes (4)	1,178	822	2,000	1,459	626	2,085
Net income	9,335	4,032	13,367	8,902	2,390	11,292
Net income (loss) attributable to noncontrolling interest	(4)	—	(4)	—	—	—
Net income attributable to Universal Electronics Inc.	$9,339	$4,032	$13,371	$8,902	$2,390	$11,292
Diluted earnings per share attributable to Universal Electronics Inc.	$0.64	$0.27	$0.91	$0.55	$0.15	$0.70

	Twelve months ended December 31, 2015			Twelve months ended December 31, 2014
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$602,833	$—	$602,833	$562,329	$—	$562,329
Cost of sales (5)	436,084	(1,181)	434,903	395,429	(946)	394,483
Gross profit	166,749	1,181	167,930	166,900	946	167,846
Research and development expenses (6)	18,141	(428)	17,713	16,975	(323)	16,652
Selling, general and administrative expenses (7)	112,689	(17,507)	95,182	108,645	(9,949)	98,696
Operating income	35,919	19,116	55,035	41,280	11,218	52,498
Interest income (expense), net	63	—	63	11	—	11
Other income (expense), net	(7)	—	(7)	(840)	—	(840)
Income before provision for income taxes	35,975	19,116	55,091	40,451	11,218	51,669
Provision for income taxes (8)	6,802	4,949	11,751	7,917	2,621	10,538
Net income	29,173	14,167	43,340	32,534	8,597	41,131
Net income (loss) attributable to noncontrolling interest	(1)	—	(1)	—	—	—
Net income attributable to Universal Electronics Inc.	$29,174	$14,167	$43,341	$32,534	$8,597	$41,131
Diluted earnings per share attributable to Universal Electronics Inc.	$1.88	$0.91	$2.79	$2.01	$0.53	$2.55

(1)
To reflect depreciation expense of $0.3 million and $0.2 million for the three months ended December 31, 2015 and 2014, respectively, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions. Also, to reflect the effect of fair value adjustments to inventories sold through during the three months ended December 31, 2015 of $0.1 million. The inventory fair value adjustments relate to inventories purchased as a part of the Ecolink Intelligent Technology, Inc. acquisition.

(2)	To reflect stock-based compensation expense for the three months ended December 31, 2015 and 2014.

(3)
To reflect amortization expense of $1.2 million and $0.7 million for the three months ended December 31, 2015 and 2014, respectively, related to intangible assets acquired as part of acquisitions; to reflect stock-based compensation expense of $1.9 million and $1.5 million for the three months ended December 31, 2015 and 2014, respectively; to reflect other employee related restructuring costs of $0.7 million and $0.4 million for the three months ended December 31, 2015 and 2014, respectively; and to reflect an increase in contingent consideration of $0.6 million related to the acquisition of the net assets of Ecolink Intelligent Technology, Inc. for the three months ended December 31, 2015.

(4)
To reflect the tax effect of the adjustments. In addition, the three months ended December 31, 2015 and 2014 include adjustments of $0.6 million and $0.7 million, respectively, related to the write-off of acquisition-related deferred tax assets resulting from a tax law change in China. Partially offsetting this adjustment for the three months ended December 31, 2014 is an adjustment to net deferred tax assets of $0.6 million resulting from the expiration of a tax holiday at one of our factories in China.

(5)
To reflect depreciation expense of $1.0 million and $0.9 million for the twelve months ended December 31, 2015 and 2014, respectively, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions. Also, to reflect the effect of fair value adjustments to inventories sold through during the four months period ended December 31, 2015 of $0.2 million. The inventory fair value adjustments relate to inventories purchased as a part of the Ecolink Intelligent Technology, Inc. acquisition.

(6)	To reflect stock-based compensation expense for the twelve months ended December 31, 2015 and 2014.

(7)
To reflect amortization expense of $3.6 million and $3.0 million for the twelve months ended December 31, 2015 and 2014, respectively, related to intangible assets acquired as part of acquisitions; to reflect stock-based compensation expense of $7.4 million and $6.1 million for the twelve months ended December 31, 2015 and 2014, respectively; to reflect other employee related restructuring costs of $1.0 million and $0.9 million for the twelve months ended December 31, 2015 and 2014, respectively; to reflect an increase in contingent consideration of $0.6 million related to the acquisition of the net assets of Ecolink Intelligent Technology, Inc. for the twelve months ended December 31, 2015; and to reflect $4.6 million related to a court ordered award to a defendant in a lawsuit for a portion of its legal fees and $0.2 million of acquisition related expenses for the twelve months ended December 31, 2015.

(8)
To reflect the tax effect of the adjustments. In addition, the twelve months ended December 31, 2015 and 2014 include adjustments of $0.6 million and $0.7 million, respectively, related to the write-off of acquisition-related deferred tax assets resulting from a tax law change in China. Partially offsetting this adjustment for the twelve months ended December 31, 2014 is an adjustment to net deferred tax assets of $0.6 million resulting from the expiration of a tax holiday at one of our factories in China.

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